Exhibit 99.1
BRC Inc. Reports First Quarter 2023 Financial Results
Net Revenue Increases 27% in Q1 2023 to $83.5 million, Led by Wholesale Growth of 82%

Reaffirms 2023 Guidance For Revenue, Gross Margin, and Adjusted EBITDA

Appoints Chris Mondzelewski as Chief Marketing Officer, Former Chief Growth Officer for Mars' $12B+ Global Petcare Business
SALT LAKE CITY, Utah – May 11, 2023 – BRC Inc. (NYSE: BRCC), a rapidly growing and mission-driven premium coffee company founded to support veterans, active-duty military, first responders and serve a broad customer base by connecting consumers with great coffee and a unique brand experience, today announced financial results for the first quarter of fiscal year 2023.

"This was a transformational quarter in the evolution of Black Rifle Coffee Company,” said BRCC Founder and Chief Executive Officer Evan Hafer. “Less than four years ago, we generated 100% of our revenue from our Direct-to-Consumer (DTC) channel. This is the first quarter in our company's history that the Wholesale channel led the way. Due to this evolution in our business model, we are excited to announce the appointment of Chris Mondzelewski as our new Chief Marketing Officer. Chris comes to Black Rifle with more than 28 years of consumer marketing, business and leadership experience. For the past 13 years, he was the Chief Growth Officer for Mars' $12B+ Global Pet Care business and, more importantly, started his career in the United States Marine Corps."

"While having our bagged coffee and rounds in over 4,400 Walmart stores and our Ready-to-Drink (RTD) beverages in 63,000 doors can get candidates like Chris to take the initial meeting, the mission of Black Rifle Coffee Company and our unique connection to the veteran, active duty military and first responder communities allows us to seal the deal with candidates usually thought to be out of reach for a $400M+ revenue business. As our business continues to scale, we can give back more to those who have served. When we launched our coffee into the Food Drug & Mass (FDM) channel late last year, we committed to donate a portion of the proceeds from each bag of coffee or box of rounds sold to donate to veteran and first responder causes and after only 6 months in store, we were able to donate over $500,000 to help fund the preschool program for the Special Operations Warrior Foundation. The program ensures complete educational support for the children of fallen special operations personnel and children of all medal of honor recipients."
First Quarter 2023 Financial Details
•Net revenue of $83.5 million was an increase of 27% year-over-year.
•Gross profit increased year-over-year to $27.5 million representing a 33% gross margin.
•Net loss of $17.3 million
•Adjusted EBITDA (non-GAAP) of $(5.1) million, a sequential improvement from $(11.4) million in the fourth quarter 2022
First Quarter 2023 Results
First quarter 2023 revenue increased 27% to $83.5 million from $65.8 million in the first quarter of 2022. Wholesale revenue increased 82% to $40.0 million in the first quarter of 2023 from $22.0 million in the first quarter of 2022. Direct-to-Consumer ("DTC") revenue decreased 4% to $36.8 million in the first quarter of 2023 from $38.3 million during the first quarter of 2022. Outpost revenue increased 21% to $6.7 million in the first quarter of 2023 from $5.5 million in the first quarter of 2022. The Wholesale channel performance was primarily driven by entry into FDM and growth in our RTD product. In addition, RTD product sales increased through national distributors and retail accounts from 47,000 doors to 63,000 doors in the first quarter 2023. The DTC performance was primarily due to decreased marketing spend and the decision to redirect investments to other faster growing areas of the business as we continue to experience elevated DTC customer acquisition costs. The Outpost channel performance was driven by an increase in our company-owned store count, which increased to sixteen in the first quarter of 2023 from nine company-owned outposts in the first quarter of 2022.
Gross profit increased to $27.5 million in the first quarter of 2023 from $23.2 million in the first quarter of 2022, an increase of 19% year to year. The increase in gross profit was driven primarily by higher sales volume. Gross margin decreased 230 basis points to 33.0% from 35.3% for the first quarter of 2022. Gross margin decreased due to product costs increase from the increased price of raw coffee beans and RTD raw materials from adding capacity to new co-manufacturing locations leading to higher transportation and carrying cost. Additionally, we incurred $1.8 million in expense related to the start-up of new RTD products and co-manufacturers, impacting gross margin by 215 basis points.
Marketing expenses decreased 12% to $7.1 million in the first quarter of 2023 from $8.2 million in the first quarter of 2022. As a percentage of revenue, marketing expenses decreased 380 basis points to 8.6% in the first quarter of 2023 versus 12.4% in the first quarter of 2022. This decrease was due to reductions in lower-returning advertising platforms, partially offset by increased costs incurred in connection with the expansion of existing partnerships. In addition, marketing and advertising spend has been impacted by channel mix with revenue growth primarily coming from the Wholesale channel, which requires lower marketing spend than DTC.

Salaries, wages and benefits increased 24% to $19.8 million in the first quarter of 2023 from $16.0 million in the first quarter of 2022. As a percentage of revenue, salaries, wages and benefits decreased 60 basis points to 23.7% in the first quarter of 2023 as compared to 24.3% for the first quarter of 2022. The increase in salaries, wages and benefits was due to an increase in employee headcount to support our significant sales growth and investment in new stores opened and existing channels as we continue to build out additional revenue streams and expand product lines, as well as, $0.7 million in severance payments related to some reductions in headcount across the company.
General and administrative (G&A) expenses increased 19% to $17.8 million in the first quarter of 2023 from $14.9 million in the first quarter of 2022. As a percentage of revenue, G&A decreased 130 basis points to 21.3% in the first quarter of 2023 compared to 22.6% in the first quarter of 2022. The increase in G&A expenses was due to growth of corporate infrastructure primarily in information technology, as well as professional services to support the expansion of new and existing sales channels and product lines.
Net loss for the first quarter of 2023 was $17.3 million and Adjusted EBITDA was $(5.1) million. This compares to net loss of $256.8 million and Adjusted EBITDA of $(6.3) million in the first quarter of 2022.

Financial Outlook

BRC Inc. provides guidance based on current market conditions and expectations for revenue, gross margin and adjusted EBITDA, which is a non-GAAP financial measure.

For the full-year fiscal 2023, the Company reaffirms:
•Net revenue of $400-$440 million
•Gross Margin Target of 36% - 37.5%
•$5M - $20M of Adjusted EBITDA

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss), because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call
A conference call to discuss the Company’s first quarter results is scheduled for May 11, 2023, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relations page of the Company’s website at ir.blackriflecoffee.com. For those unable to participate in the conference call, a replay will be available after the conclusion of the call on May 11, 2023 through May 18, 2023. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13738316.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a veteran-founded coffee company serving premium coffee to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting veterans, active-duty military, first responders and the American way of life.
To learn more about BRCC, visit www.blackriflecoffee.com, follow BRCC on social media, or subscribe to Coffee or Die Magazine's daily newsletter at https://coffeeordie.com/presscheck-signup.

Forward-Looking Statements

This press release contains forward-looking statements about BRC Inc. and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statement’s regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow and manage growth sustainably and retain our key employees; failure to achieve profitability; negative publicity affecting our brand and reputation, or the reputation of key employees, which may adversely affect our operating results; failure by us to maintain our message as a supportive member of the veteran and military communities and any other factors which may negatively affect the perception of our brand; our limited operating history, which may make it difficult to successfully execute our strategic initiatives and accurately evaluate future risks and challenges; failed marketing campaigns, which may cause us to incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks related to the use of social media platforms, including dependence on third-party platforms; failure to provide high-quality customer experience to retail partners and end users, including as a result of production defaults, or issues, including due to failures by one or more of our co-manufacturers, affecting the quality of our products, which may adversely affect our brand; decrease in success of the direct to consumer revenue channel; loss of one or more co-manufacturers, or delays, quality, or other production issues, including labor-related production issues at any of our co-manufacturers; failure to effectively manage or distribute our products through our wholesale business partners; failure by third parties involved in the supply chain of coffee, store supplies or merchandise to produce or deliver products, including as a result of ongoing supply chain disruptions, or our failure to effectively manage such third parties; changes in the market for high-quality coffee beans and other commodities; fluctuations in costs and availability of real estate, labor, raw materials, equipment, transportation or shipping; loss of confidential data from customers and employees, which may subject us to litigation, liability or reputational damage; failure to successfully compete with other producers and retailers of coffee; failure to successfully open new Black Rifle Coffee Outposts, including failure to timely proceed through permitting and other development processes, or the failure of any new or existing Outposts to generate sufficient sales; failure to properly manage our rapid growth and relationships with various business partners; failure to protect against software or hardware vulnerabilities; failure to build brand recognition using our intellectual properties or otherwise; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes; failure to adequately maintain food safety or quality and comply with food safety regulations; failure to successfully integrate into new domestic and international markets; risks related to leasing space subject to long-term non-cancelable leases and with respect to real property; failure of our franchise partners to successfully manage their franchises; failure to raise additional capital to develop the business; risks related to supply chain disruptions; risks related to unionization of employees; failure to comply with federal state and local laws and regulations; inability to maintain the listing of our Class A Common Stock on the New York Stock Exchange; and other risks and uncertainties indicated in our Annual Report on

Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2023 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predications of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. These forward-looking statement speak only as of the date of this press release. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Investor Contact
Tanner Doss: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

BRC Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue, net	$83,490	$65,836
Cost of goods sold	55,979	42,623
Gross profit	27,511	23,213
Operating expenses
Marketing and advertising	7,144	8,151
Salaries, wages and benefits	19,824	16,018
General and administrative	17,758	14,887
Total operating expenses	44,726	39,056
Operating loss	(17,215)	(15,843)
Non-operating income (expense)
Interest expense, net	(323)	(490)
Other income, net	273	348
Change in fair value of earn-out liability	—	(171,098)
Change in fair value of warrant liability	—	(62,109)
Change in fair value of derivative liability	—	(7,507)
Total non-operating expenses	(50)	(240,856)
Loss before income taxes	(17,265)	(256,699)
Income tax expense	56	128
Net loss	$(17,321)	$(256,827)
Less: Net loss attributable to non-controlling interest	(12,521)	(193,906)
Net loss attributable to BRC Inc.	$(4,800)	$(62,921)

Net loss per share attributable to Class A Common Stock(1)
Basic and diluted	$(0.08)	$(1.36)
Weighted-average shares of Class A common stock outstanding(1)
Basic and diluted	58,159,223	44,254,837
(1) For the three months ended March 31, 2022, net loss per share of Class A Common Stock and weighted-average shares of Class A Common Stock outstanding is representative of the period from February 9, 2022 through March 31, 2022, the period following the Business Combination. Shares of Class B Common Stock do not participate in the earnings or losses of the Company and are therefore not participating securities. As such, separate presentation of basic and diluted loss per share of Class B Common Stock under the two-class method has not been presented.

BRC Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	March 31,	December 31,
	2023	2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$25,966	$38,990
Accounts receivable, net	19,282	22,337
Inventories, net	102,907	77,183
Prepaid expenses and other current assets	7,857	6,783
Total current assets	156,012	145,293
Property, plant and equipment, net	63,615	59,451
Operating lease, right-of-use asset	25,836	20,050
Identifiable intangibles, net	271	225
Other	299	315
Total assets	246,033	225,334

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	41,226	12,429
Accrued liabilities	30,197	36,660
Deferred revenue and gift card liability	9,345	9,505
Current maturities of long-term debt, net	2,165	2,143
Current operating lease liability	1,627	1,360
Current maturities of finance lease obligations	94	95
Total current liabilities	84,654	62,192
Non-current liabilities:
Long-term debt, net	54,020	47,017
Finance lease obligations, net of current maturities	197	221
Operating lease liability	25,204	19,466
Other non-current liabilities	532	502
Total non-current liabilities	79,953	67,206
Total liabilities	164,607	129,398
Commitments and Contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.0001 par value, 2,500,000,000 shares authorized; 58,463,378 shares issued and outstanding as of March 31, 2023	5	5
Class B common stock, $0.0001 par value, 300,000,000 shares authorized; 153,156,442 shares issued and outstanding as of March 31, 2023	16	16
Class C common stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of March 31, 2023	—	—
Additional paid in capital	132,399	129,508
Accumulated deficit	(108,533)	(103,733)
Total BRC Inc.'s stockholders' equity	23,887	25,796
Non-controlling interests	57,539	70,140
Total stockholders' equity	81,426	95,936
Total liabilities and stockholders' equity	$246,033	$225,334

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net loss	$(17,321)	$(256,827)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,719	989
Equity-based compensation	2,506	2,259
Non-employee equity-based compensation	—	355
Amortization of debt issuance costs	33	243
Change in fair value of earn-out liability	—	171,098
Change in fair value of warrant liability	—	62,109
Change in fair value of derivative liability	—	7,507
Changes in operating assets and liabilities:
Accounts receivable, net	3,055	(5,976)
Inventories, net	(25,724)	(4,985)
Prepaid expenses and other assets	(1,118)	(5,193)
Accounts payable	27,830	(10,960)
Accrued liabilities	(6,463)	6,174
Deferred revenue and gift card liability	(160)	434
Operating lease liability	219	—
Other liabilities	30	148
Net cash used in operating activities	(15,394)	(32,625)
Investing activities
Purchases of property, plant and equipment	(4,902)	(4,207)
Net cash used in investing activities	(4,902)	(4,207)
Financing activities
Proceeds from issuance of long-term debt, net of cash paid for debt issuance costs of $0 as of March 31, 2023 and $3 as of March 31, 2022	87,000	5,285
Repayment of long-term debt	(79,609)	(23,174)
Financing lease obligations	(25)	60
Repayment of promissory note	(399)	—
Issuance of shares of stock plans	305	—
Distribution and redemption of Series A preferred equity	—	(127,853)
Proceeds from Business Combination, including PIPE investment	—	337,957
Payment of Business Combination costs	—	(31,638)
Redemption of Class A and Class B units	—	(20,145)
Redemption of incentive units	—	(3,627)
Net cash provided by financing activities	7,272	136,865
Net increase (decrease) in cash and cash equivalents	(13,024)	100,033
Beginning cash and cash equivalents	38,990	18,334
Ending cash and cash equivalents	$25,966	$118,367

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands, unaudited)

	Three Months Ended March 31,
	2023	2022
Non-cash operating activities
Recognition of right-of-use operating lease assets	$5,786	$7,560

Non-cash investing and financing activities
Accrued capital expenditures	967	1,171
Recognition of earn-out liabilities	—	218,679
Recognition of warrant liabilities	—	36,484
Recognition of derivative liability	—	9,741
Series A preferred exchange for PIPE shares	—	26,203
Series A preferred equity amortization	—	5,390

Supplemental cash flow information
Cash paid for income taxes	179	218
Cash paid for interest	$492	$377

KEY OPERATING AND FINANCIAL METRICS
(unaudited)

Revenue by Sales Channel
(in thousands)
	Three Months Ended March 31,
	2023	2022
Wholesale	$39,997	$21,955
Direct to Consumer	36,780	38,332
Outpost	6,713	5,549
Total net sales	$83,490	$65,836

Key Operational Metrics
	Three Months Ended March 31,
	2023	2022
Wholesale Doors	8,936	3,640
RTD Doors	63,039	47,100
DTC Subscribers	255,100	295,900
Outposts
Company-owned stores	16	9
Franchise stores	13	9
Total Outposts	29	18

Non-GAAP Financial Measures
To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies. We define EBITDA as net income (loss) before interest, state income taxes, depreciation and amortization expense. We also present EBITDA excluding non-cash fair value adjustments relating to the remeasurement of earn-out and derivative liabilities upon vesting events and the remeasurement of a warrant liability upon redemption of warrants. We define Adjusted EBITDA as EBITDA excluding non-cash fair value adjustments, as adjusted for equity-based compensation, system implementation costs, transaction expenses, executive recruiting, severance, relocation and sign-on bonus, write-off of site development costs, strategic initiative related costs, non-routine legal expenses, RTD start-up production issue, and contract termination costs. Investors should note that, beginning with results for the quarter ended December 31, 2022, we have modified the presentation of Adjusted EBITDA to no longer exclude Outpost pre-opening expenses. To conform to the current period’s presentation, we have excluded Outpost pre-opening expenses when presenting Adjusted EBITDA for the three months ended March 31, 2023 and three months ended March 31, 2022. This change decreased Adjusted EBITDA for the three months ended March 31, 2022 by $0.1 million. When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based payments and other amounts not directly attributable to our primary operations, such as the impact of system implementation, acquisitions, disposals, executive searches, executive severance, non-routine investigations, litigation and settlements. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Loss to Adjusted EBITDA
(amounts in thousands)
	Three Months Ended March 31,
	2023	2022
Net loss	$(17,321)	$(256,827)
Interest expense	323	490
Tax expense	56	128
Depreciation and amortization	1,719	989
EBITDA	$(15,223)	$(255,220)
Non-cash fair value adjustments
Change in fair value of earn-out liability expense(1)	—	171,098
Change in fair value of warrant liability expense(2)	—	62,109
Change in fair value of derivative liability(3)	—	7,507
EBITDA, excluding non-cash fair value adjustments	$(15,223)	$(14,506)
Equity-based compensation(4)	2,506	2,614
System implementation costs(5)	701	252
Transaction expenses(6)	—	983
Executive recruiting, severance, relocation and sign-on bonus(7)	911	806
Write-off of site development costs(8)	785	—
Strategic initiative related costs(9)	1,753	3,550
Non-routine legal expense(10)	1,113	—
RTD start-up and production issues(11)	1,799	—
Contract termination costs(12)	543	—
Adjusted EBITDA	$(5,112)	$(6,301)

(1)Represents the non-cash expense recognized to remeasure the earn-out liability to fair value upon vesting events. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(2)Represents non-cash expense recognized to remeasure the warrant liability to fair value upon redemption. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(3)Represents non-cash expense recognized to remeasure the derivative liability to fair value upon the vesting event. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(4)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, consultants and wholesale channel partner.
(5)Represents non-capitalizable costs associated with the implementation of our enterprise-wide resource planning (ERP) system.
(6)Represents expenses related to becoming a public company such as public company readiness, consulting and other fees that are not related to core operations.
(7)Represents nonrecurring payments made for executive recruitment, severance, relocation, and sign-on bonuses.
(8)Represents the write-off of development costs for abandoned retail locations.
(9)Represents nonrecurring third-party consulting costs related to the planning and execution of our growth and productivity strategic initiatives.
(10)Represents legal costs and fees incurred in connection with certain non-routine legal disputes.
(11)Represents nonrecurring costs and expense incurred as a result of our RTD start-up and production issue.
(12)Represents nonrecurring costs incurred for early termination of software and service contracts.